                                                                   EXHIBIT 99(g)

                         BENEFICIAL OWNER ELECTION FORM

                                  INSTRUCTIONS

            The  undersigned  acknowledge(s)  receipt  of  your  letter  and the enclosed  materials referred to therein relating to the offering of subscription rights  ("Subscription  Rights")  and  underlying  Common  Shares  (the  "Common
Shares") of Lynch Corporation.

            This will instruct you whether to exercise the  Subscription  Rights to purchase Common Shares  distributed with respect to the Common Shares held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related  "Instructions  as to Use of Subscription Certificates."

            Box 1./ /  Please DO NOT  EXERCISE  SUBSCRIPTION  RIGHTS  for Common
                       Shares.

            Box 2./ /  Please EXERCISE SUBSCRIPTION RIGHTS for Common Shares.

                     Number of Shares     Subscription Price           Payment
                     ----------------     ------------------           -------
Basic Subscription
Privilege            ______________    X      $7.25               = $__________(line 1)

Oversubscription
Privilege            ______________    X      $7.25               = $__________(line 2)

                     Total Payment Required (Sum of lines 1 and 2)= $__________________

            Box 3./ / Payment in the following amount is enclosed   $__________________.
                      (This  amount must equal the amount set forth under "Total
                      Payment Required" above).

            Box 4./ / Please   deduct   payment  from  the   following   account
                      maintained by you as follows:

________________________________________     ___________________________________
Type of Account                              Account No.
Amount to be deducted: $________________     ___________________________________
                                             ___________________________________
                                             Signature(s)

                                             Please type or print
                                             name(s) below:
                                             ___________________________________
                                             ___________________________________
Date: ________, 2005